Exhibit 99.1

Execution Copy

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is entered this 4th day of November, 2005 (the “Effective Date”) by and between John G. Sprengle (“Employee”) and AFFORDABLE RESIDENTIAL COMMUNITIES INC., a Maryland corporation (“Parent”) and ARC MANAGEMENT SERVICES, INC., a Delaware corporation, on behalf of themselves and their affiliated entities (Parent and its affiliates collectively hereinafter sometimes referred to as “ARC”).

WHEREAS, Employee has served as ARC’s Vice Chairman; and

WHEREAS, the parties have reached certain mutual agreements and understandings with respect to the termination of Employee’s employment and desire to fully and finally settle any matters of employment, claims, disputes and obligations relating to Employee’s employment with ARC and the termination thereof.

In exchange for the mutual promises set forth below, and intending to be legally bound, Employee and ARC agree as follows:

1.                                       Separation Date.  Employee hereby irrevocably resigns from his employment and all positions with ARC as of November 30, 2005 (the “Separation Date”).  As of the Separation Date, Employee’s Employment Agreement dated February 18, 2004 shall terminate, Employee shall be relieved of all duties, and shall no longer be authorized to represent ARC or incur any obligations on behalf of ARC.

2.                                       Payments.

(a)                                Severance Pay.    Provided that Employee complies with the terms of this Agreement and provided further that Employee provides to ARC the necessary transition services as ARC may, until December 31, 2005, from time to time require, ARC agrees to pay to Employee on November 30, 2005, the total amount of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00).

(b)                               Continued Payment of Health Insurance Benefits.  Employee elects continuation coverage (as defined under the regulatory scheme commonly known as “COBRA”) under the Company’s group health plans in accordance with COBRA for a period of 18 months following the Separation Date, subject to any rules, regulations or requirements imposed by ARC’s insurance carrier, which continuation coverage shall be provided at the Company’s expense.  Upon the expiration of such 18-month continuation coverage period, the Company shall pay to the Employee a lump sum cash payment equal to the product of (i) six multiplied by (ii) the product of (A) the premium paid by ARC in respect of Employee’s 18th month of COBRA continuation coverage multiplied by (B) 1.25, for the purpose of Employee’s purchase of six months’ health coverage for himself and his qualified dependents that is substantially similar to that provided by the Company as of the date hereof.

(c)                                  Accrued But Unpaid Salary and Vacation.  Promptly following the Separation Date, the Company shall pay to Employee a lump sum cash payment in respect of Employee’s accrued but unpaid salary and vacation, in each case calculated as of the Separation Date.

(d)                               No Other Payments.  Except as specifically provided in this Agreement, Employee shall not be eligible to participate or continue to participate in any employee benefit plans or compensation arrangements of ARC as of the Separation Date and shall not be entitled to any further payments, benefits, compensation or remuneration of any kind or nature by ARC.

3.                                       Release.  Except as to any claims relating to this Agreement, Employee knowingly, voluntarily and willingly releases and forever discharges ARC, and all of its past and present affiliates, members, managers, trustees, directors, officers, partners, employees, agents, attorneys, servants, predecessors, successors and assigns (collectively, the “ARC Releasees”) from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them,  Employee or his executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against any of the ARC Releasees by reason of any matter, cause or thing whatsoever arising on or before the date this Agreement is executed by Employee, and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity, in any way to Employee’s employment relationship with any of the ARC Releasees, or the termination thereof, or arising under any statute or regulation, including the federal Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee  Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, the State of  Colorado anti-discrimination law, or any other federal, state or local law, regulation, ordinance, or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Employee and any of the ARC Releasees.  Employee represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against any of the ARC Releasees arising out of or relating to any of the matters set forth in this paragraph.  Employee further represents and agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding that may be commenced on Employee’s behalf arising out of the matters released hereby.

4.                                       Non-Compete.  Except as set forth below, and provided that all payments and benefits have been made or provided for under the terms of this Agreement, for a period of two years immediately following the Separation Date, Employee shall not engage in Competition (as hereinafter defined) with ARC or any of its subsidiaries or affiliates.  For purposes of this Agreement, “Competition” by Employee shall mean Employee’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which competes, directly or indirectly, with the Business of ARC (as hereinafter defined).  For purposes of this Agreement, “Business of ARC” means the business, conduct or activity related to the ownership, operation or management of manufactured home communities, the acquisition, refurbishment, transportation, or sale of manufactured homes, the manufacturing of manufactured homes, the sale of insurance for manufactured homes or manufactured home communities, or the sale of or providing services to entities or persons who engage in any of the foregoing.  Notwithstanding the above restrictions, the parties agree that Employee shall be permitted to provide services to any lender or financial institution in any capacity, which lender or institution may be engaged in the business of financing or lending activities related to manufactured homes or manufactured home communities.

5.                                       Confidentiality.

(a)  Employee acknowledges that information pertaining to the prior or current business of ARC or any of its subsidiaries or contemplated business of ARC or any of its subsidiaries and its customers (including without limitation information relating to ARC’s subsidiaries, affiliates and predecessors and their respective customers and information relating to entities with which ARC or its subsidiaries or affiliates has communicated with respect to a possible acquisition or material investment) constitutes valuable and confidential assets of ARC, and Employee acknowledges that the unauthorized use or disclosure of such information would be detrimental to the business of ARC and its subsidiaries.  Without limitation of the foregoing, Employee agrees that the following types of information are confidential:

(i)                                     information pertaining to any customer of ARC or its subsidiaries or affiliates, including information relating to the prior, current or future research or development activities of any customer, or relating to other business activities of any customer;

(ii)                                  information, conclusions and developments resulting from work performed, and all methods and procedures relating to work performed, or to be performed, for ARC ors its subsidiaries or affiliates or any customer;

(iii)                               information, conclusions and developments resulting from, and all methods and procedures relating to prior, current or contemplated projects and products of ARC or its subsidiaries or affiliates;

(iv)                              information, conclusions and developments, resulting from work performed, or to be performed, pertaining to any entity with which ARC or its subsidiaries or affiliates has communicated during Employee’s period of employment with ARC concerning a possible acquisition of, or material investment in, such entity; and

(v)                                 information which Employee has a reasonable basis to know was accepted by ARC or its subsidiaries or affiliates from any third party under an obligation of confidentiality.

Employee shall hereafter hold and preserve all confidential information of ARC or its subsidiaries or affiliates and of its customers in trust and confidence for ARC and for its customers, and shall not, without the express written approval of an officer of ARC, disclose any such confidential information to any unauthorized person or use or copy any such confidential information for other than ARC’s business.  Employee shall not disclose to ARC or its subsidiaries or affiliates, or induce ARC or its subsidiaries or affiliates to use, any confidential information belonging to others, without authorization from such other parties.  Specifically excluded from the above confidentiality provisions is any information which becomes available to the public other than through the unauthorized disclosure by Employee.

(b)  Notwithstanding any provision of this Agreement to the contrary, each party shall be permitted to respond to any subpoena or other lawful process, provided, that such party gives notice to the other party sufficiently in advance of disclosure for such party to seek a protective order limiting or precluding any such requested disclosure.

6.                                       Non-Disparagement.  For a period of two years immediately following the Separation Date, Employee agrees that he will not intentionally make, or cause to be made, any statement, observation or opinion disparaging the business or reputation of the ARC Releasees or their officers, directors or employees.  Nothing contained in this agreement shall preclude the Employee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other legal process.

7.                                       Non-Solicitation.  For a period of two years immediately following the Separation Date, provided that all payments and benefits have been made or provided for by ARC to Employee under the terms of this Agreement, Employee agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, solicit the employment or services of, or hire or engage, any person who was known to be employed or engaged by the Company or its subsidiaries or affiliates as of the Separation Date or who is known to be employed or engaged by the Company or its affiliates during the six-month period immediately preceding the Separation Date.

8.                                       Injunctive Relief.  Employee agrees that any breach or threatened breach of Sections 4, 5, 6 or 7 of this Agreement would result in irreparable injury and damage to ARC and its subsidiaries and affiliates for which ARC and its subsidiaries and affiliates would have no adequate remedy at law.  Employee therefore also agrees that in the event of said breach or any reasonable threat of breach, ARC shall be entitled to seek and immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by Employee and/or any and all persons and/or entities acting for and/or with Employee.  The terms of this paragraph shall not prevent ARC from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages.  The parties hereto further agree that the provisions of Section 4 are reasonable.  Should a court or arbitrator determine, however, that any provisions of Section 4 is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant shall be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

9.                                       Acknowledgements.  Employee acknowledges and agrees that Employee’s former duties with the Company qualify Employee as “executive and management personnel” under Colorado Revised Statute Section 8-2-113(2)(d).  Employee further acknowledges and agrees that during the course of his employment with ARC, Employee gained knowledge of “trade secrets” - as such term is used under Colorado Revised Statute Section 8-2-113(2)(b) - of ARC.  Accordingly, Employee acknowledges and agrees that the restrictive covenants contained in this Agreement are valid under Colorado Revised Statute Section 8-2-113, and are temporally and geographically reasonable.

10.                                 Cooperation.   Employee agrees that as a result of his former position with ARC, he may have information and/or knowledge of dealings, sales, transactions and the like related to ARC.  In consideration of this Agreement, Employee shall make himself and his services reasonably available to ARC at mutually agreeable times and places, at the request and sole discretion of the Chief Executive Officer of ARC or any person or entity designated by the CEO for general consultation relating to Employee’s duties while employed by ARC.  The CEO of ARC shall only request Employee’s services if, in his opinion, Employee’s information and knowledge are required by ARC.  ARC agrees to reimburse or advance Employee all expenses incurred relating to these requested services.  ARC further agrees to pay Employee a mutually agreeable hourly consulting fee for all time spent by Employee relating to any services requested by ARC under this paragraph.

11.                                 Return of ARC Property.  Employee represents and agrees that he has returned or shall, on the Separation Date, return to ARC all computers, blackberry, reports, files, memoranda, documents, notes, photographs, records and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical property that Employee received and/or prepared or helped to prepare in connection with Employee’s employment with ARC, and that he has not retained and shall not retain any copies, duplicates, reproductions or excerpts thereof.

12.                                 Legal Counsel.  Employee acknowledges and agrees that ARC has advised him to seek legal advice regarding this Agreement; that he fully understands his right to discuss all aspects of this Agreement with his private attorney(s); that he is voluntarily entering into this Agreement; and that upon executing this Agreement, he will not and cannot sue ARC for any claims associated with his employment with or separation from ARC except as stated in this Agreement.

13.                                 Full Acceptance.  Employee received this Agreement on the Effective Date and has twenty one (21) calendar days from such date to review, discuss and seek legal counsel although he may sign it prior to the expiration of such period if he so chooses.  Upon accepting the terms of the Agreement and signing it, he has the right to revoke the Agreement within seven (7) calendar days after signing it.  Employee represents and agrees that if he wishes to revoke this Agreement, Employee will immediately notify the CEO of ARC, Larry Willard, at 600 Grant Street, Suite 900, Denver, CO 80203, phone (303) 383-7547, by telephone and in writing, signed by Employee, by no later than 5:00 p.m. Mountain Time on the seventh (7) day of the revocation period.  If no such revocation occurs, Full Acceptance of this Agreement will occur on the eighth day after Employee signs his Agreement.  Employee represents and agrees that in executing this Agreement he will not rely on any statement not set forth herein which may have been made by any ARC Releasees with respect to the subject matter, basis or effect of this

Agreement.  Employee shall not be entitled to receive any payments or benefits under this Agreement until Full Acceptance.  Employee agrees that changes made to this Agreement since the Effective Date do not cause the twenty-one day review period to restart and he waives any additional twenty-one day review period beyond the initial review period that began on the Effective Date.  Unless accepted by the twenty first (21) day after the Effective Date, the offer of this Agreement shall be withdrawn, and Employee shall have no right to receive any payments or benefits under this Agreement.

14.                               Excise Tax.  If any of the payments or benefits received or to be received by Employee (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the “Total Payments”)) will be subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), ARC shall pay to Employee an additional amount (the “Gross Up Payment”) such that the net amount retained by Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the Total Payments.

15.                                 Entire Agreement.  This Agreement sets forth the entire agreement and understanding between Employee and ARC and merges and supersedes all prior discussions, agreements, arrangements, negotiations, discussions, representations and understandings of every kind and nature, written or oral, between Employee and ARC.  No provision of this Agreement may be modified or discharged unless such modification or discharge is authorized and agreed to in writing, signed by Employee and ARC.

16.                                 Severability.  The provisions of this Agreement are severable, and if any part of it is found unenforceable, the other paragraphs, sections and provisions shall remain full, valid and enforceable.  In addition, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, geographic scope, activity or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by law.

17.                                 Governing Law.  This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without reference to its conflict of law rules.

18.                                 Taxes.  All payments made pursuant to this Agreement shall be subject to the Company’s obligations to withhold federal, state, local, employment and other taxes from such payments.

19.                               Jurisdiction.  The parties agree (a) to submit to the jurisdiction of the federal and state courts of the State of Colorado, which shall be the exclusive jurisdictions, in connection with any dispute which may arise between the parties including, without limitation, any dispute relating this Agreement and (b) not to assert improper or inappropriate venue as a defense to any such action.

20.                                 Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

21.                                 Successors and Assigns.  This Agreement will be binding upon any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of ARC, in the same manner and to the same extent that ARC would be obligated under this Agreement if no succession had taken place.  In the case of any transaction in which a successor or assign would not by the foregoing provision or by operation of law be bound by this Agreement, ARC will require such successor or assign to expressly and unconditionally assume and agree to perform the obligations of ARC, in the same manner and to the same extent that ARC would be required to perform them if no such succession or assignment had taken place.

IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands as of the date first hereinabove written.

AFFORDABLE RESIDENTIAL		ARC MANAGEMENT SERVICES, INC.,
COMMUNITIES INC., a Maryland		a Delaware corporation
corporation

By:	/s/ Scott L. Gesell	By:	/s/ Scott L. Gesell
Its:	Executive Vice President	Its:	Executive Vice President

Agreed to and Accepted:

/s/ John G. Sprengle		November 4	, 2005
JOHN G. SPRENGLE		Date